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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-40356, 33-40357, 33-52635, 33-52637, 33-58407, 33-58409, 33-59445, 333-02133, 333-07309, 333-15283, 333-25241, 333-25569, 333-25623, 333-32023, 333-32416, 333-37419, 333-37619, 333-37898, 333-37900, 333-40354, 333-42642, 333-47590, 333-47656, 333-66169, 333-80943, 333-80945, 333-88669, 333-94059 and 333-94977.

/s/ ARTHUR ANDERSEN LLP
Arthur Andersen LLP

Minneapolis, Minnesota
January 5, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS